CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Financial Highlights" in this Post-Effective Amendment to the registration statement of STI Classic Funds on Form N-1A relating to the financial highlights of the STI Classic Institutional Cash Management Money Market Fund (formerly known as the Arbor Prime Obligations Fund) and the STI Classic Institutional U.S. Government Securities Money Market Fund (formerly know as the Arbor U.S. Government Securities Money Fund).

                                                  /s/PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
September 27, 2001